UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

Restrictions on Alcatel’s Sale of Common Stock of the Company

On October 28, 2005, Avanex Corporation (the “Company”) and Alcatel and certain of its subsidiaries (collectively, “Alcatel”) entered into (1) a First Addendum to the Transitional Service Agreement and (2) a First Addendum to the Supply Agreement. In connection with these transactions, Alcatel has agreed with the Company to certain restrictions on Alcatel’s ability to sell shares of Common Stock of the Company held by Alcatel.

Specifically, Alcatel has agreed that it will not sell any of the approximately 28.3 million shares of Common Stock of the Company that it currently holds until December 31, 2005. From January 1, 2006 through June 30, 2006, Alcatel would be permitted to sell one-third of such 28.3 million shares, and from July 1, 2006 through December 31, 2006, Alcatel would be permitted to sell another one-third of such 28.3 million shares. After January 1, 2007, Alcatel would no longer be subject to such selling restrictions. Notwithstanding such selling restrictions, Alcatel would be free to sell any of its shares if the sales price was at least $2.00.

Material Relationship Between Alcatel and the Company

The following is a brief description of the material relationship between the Company and Alcatel other than in respect of the agreements discussed above. In July 2003, in connection with the Company’s acquisition of the optical components business of Alcatel, the Company issued 35,369,834 shares of its Common Stock to Alcatel, and the Company entered into an intellectual property licensing agreement, supply agreement, frame purchase agreement and transition services agreement with Alcatel. As of September 30, 2005, Alcatel beneficially owned approximately 19.45% of the Company’s outstanding Common Stock. Pursuant to the supply agreement and frame purchase agreement, among other things, Alcatel originally agreed to purchase 70% of its requirements for certain qualified products from the Company for a period of three years, provided that the Company remains competitive with respect to these products. The initial three year period of the supply agreement has been changed by the First Addendum to the Supply Agreement through October 2007. Products sold to Alcatel accounted for $54.77 million, or 34% of the Company’s net revenue during the fiscal year ended June 30, 2005. In addition, the Company purchased $4.96 million of raw materials and components from Alcatel during the fiscal year ended June 30, 2005. Pursuant to the transition services agreement, Alcatel agreed to provide certain services to the Company, and the Company paid Alcatel $5.13 million during the fiscal year ended June 30, 2005 for such services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ JO S. MAJOR, JR.
Jo S. Major, Jr.
President, Chief Executive Officer and
Chairman of the Board of Directors

Date: November 10, 2005

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